1 Becton Drive
Franklin Lakes, NJ 07417
www.bd.com

News Release

Contact:
Patricia A. Spinella, Investor Relations – 201-847-5453
Colleen T. White, Corporate Communications – 201-847-5369

BD ANNOUNCES RESULTS FOR THIRD FISCAL QUARTER
Reports record revenues; raises earnings guidance for full fiscal year

Franklin Lakes, NJ (July 28, 2006) – BD (Becton, Dickinson and Company) (NYSE: BDX) today reported record quarterly revenues of $1.484 billion for the third fiscal quarter ended June 30, 2006, representing an increase of 7 percent over the prior year period. This quarter’s growth rate reflects an overall estimated 1 percent unfavorable impact from foreign currency translation, which affected all segments.

“Our continued strong performance this quarter indicates that the strategy we are implementing is succeeding,” said Edward J. Ludwig, Chairman, President and Chief Executive Officer. “Strong operating performance is enabling us to make investments such as the acquisition of GeneOhm, which is performing as expected and is a key component of our strategy to reduce healthcare-associated infections. We’re also increasing the pace of our R&D spending to fuel growth through innovation. Additionally, I’m very pleased to announce that, once again, we’re raising earnings guidance for fiscal 2006.”

Analysis of Third Quarter and Nine-month Period of Fiscal Year 2006 and 2005 Earnings

The following analysis of diluted earnings per share from continuing operations for the third quarter and nine-month period of fiscal 2006 and 2005 identifies specified items that affect the comparability of results between periods.

(Table 1)

	Three Months Ended June 30,			Nine Months Ended June 30,

	FY2006	FY2005	% Incr.	FY2006	FY2005	% Incr.

Diluted EPS from Continuing Operations:(1)	$0.81	$0.73	11%	$2.26	$2.18	4%

Specified Items:
Insurance Settlements(2)	—	—		(0.04)	—
In-Process Research and Development Charge(3)	—	—		0.21	—
Tax Examinations(4)	—	—		—	(0.04)
Tax Rate Impact(5)	—	0.01		—	(0.02)

	—	0.01		0.17	(0.06)

Diluted EPS from Continuing Operations
Excluding Specified Items:(1)	$0.81	$0.74	9%	$2.43	$2.12	15%

(1)

Includes the effect on diluted earnings per share from continuing operations of a 2 cent reduction in the third quarter and a 3 cent reduction in the nine-month period ended June 30, 2006 relating to GeneOhm operations, which were acquired in February 2006.

(2)	Represents the effect on diluted earnings per share from continuing operations related to proceeds received from insurance settlements regarding the Company’s previously owned latex glove business.

(3)

Represents the effect on diluted earnings per share from continuing operations of the in-process research and development charge recorded in the second quarter of fiscal 2006 related to the GeneOhm acquisition.

(4)

Represents the effect on diluted earnings per share from continuing operations of the reversal of tax reserves in the first fiscal quarter of 2005 in connection with the conclusion of tax examinations in four non-U.S. jurisdictions.

(5)

Represents the effect on diluted earnings per share from continuing operations of tax-related events that caused the quarterly tax rate to vary from the then-expected effective tax rate for fiscal year 2005.

As illustrated in Table 1, diluted earnings per share from continuing operations of 81 cents for the third fiscal quarter of 2006 increased by 9 percent over diluted earnings per share from continuing operations, excluding specified items, of 74 cents for the third fiscal quarter of 2005. For the nine-month period, diluted earnings per share from continuing operations, excluding specified items, of $2.43 for fiscal 2006 increased by 15 percent over diluted earnings per share from continuing operations, excluding specified items, of $2.12 for fiscal 2005.

Segment Results

In the BD Medical segment, worldwide revenues for the quarter were $828 million, representing an increase of 8 percent from the prior year period. Strong sales in the Diabetes Care unit contributed to growth. U.S. sales of safety-engineered products totaled $132 million compared with $119 million in the prior year’s quarter. For the nine-month period ended June 30, 2006, U.S. sales of safety-engineered products totaled $387 million compared with $360 million in the prior year’s period. Included in BD Medical revenues were international sales of safety-engineered products of $24 million compared with $22 million in the prior year’s quarter. For the nine-month period ended June 30, 2006, international sales of safety-engineered products totaled $68 million compared with $60 million in the prior year’s period. For the nine-month period ended June 30, 2006, the BD Medical segment reported 9 percent revenue growth over the prior year period.

In the BD Diagnostics segment, worldwide revenues for the quarter were $436 million, representing an increase of 6 percent from the prior year period. The Diagnostic Systems unit of the segment reported revenue growth of 5 percent. The Preanalytical Systems unit of the segment reported revenue growth of 7 percent. U.S. sales of safety-engineered products totaled $102 million compared with $92 million in the prior year’s quarter. For the nine-month period ended June 30, 2006, U.S. sales of safety-engineered products totaled $295 million compared with $258 million in the prior year’s period. Included in Preanalytical Systems revenues were international sales of safety-engineered products of

$60 million, compared with $52 million in the prior year’s quarter. For the nine-month period ended June 30, 2005, international sales of safety-engineered products totaled $167 million compared with $143 million in the prior year’s period. For the nine-month period ended June 30, 2006, the BD Diagnostics segment reported 5 percent revenue growth over the prior year period.

In the BD Biosciences segment, worldwide revenues from continuing operations for the quarter were $219 million, representing an increase of 9 percent from the prior year period. Sales of flow cytometry instruments and reagents as well as cell imaging products contributed to sales growth. For the nine-month period ended June 30, 2006, the BD Biosciences segment reported 9 percent revenue growth over the prior year period.

Geographic Results

Third quarter revenues in the U.S. were $719 million, representing an increase of 11 percent over the prior year period. Revenues outside the U.S. were $765 million, representing an increase of 5 percent over the prior year period, and reflected an estimated 1 percent unfavorable impact from foreign currency translation.

For the nine-month period ended June 30, 2006, revenues in the U.S. were $2.102 billion, representing an increase of 10 percent over the prior year period. Revenues outside of the U.S. were $2.246 billion, representing an increase of 5 percent over the prior year period, and reflected an estimated 3 percent unfavorable impact from foreign currency translation.

Fiscal 2006 Outlook for Fourth Quarter and Full Year

The following analysis of estimated diluted earnings per share from continuing operations for the fourth fiscal quarter and full fiscal year identifies specified items that affect the comparability of results between periods.

(Table 2)

	Three Months Ended September 30,			Twelve Months Ended September 30,

	FY2006	FY2005	% Incr.	FY2006	FY2005	% Incr.

	(Estimated)			(Estimated)

Diluted EPS from Continuing Operations:(1)	$0.83-$0.84	$0.47	77-79%	$3.09-$3.10	$2.66	16-17%

Specified Items:
Insurance Settlements(2)	—	—		(0.04)	—
In-Process Research and Development Charge(3)	—	—		0.21	—
Tax Examinations(4)	—	—		—	(0.04)
Tax Rate Impact(5)	—	0.02		—	—
Repatriation Tax Charge(6)	—	0.27		—	0.27
Rounding	—	—		—	(0.01)

	—	0.29		0.17	0.22

Diluted EPS from Continuing Operations Excluding Specified Items:(1)	$0.83-$0.84	$0.76	9-11%	$3.26-$3.27	$2.88	13-14%

(1)

Includes the effect on estimated diluted earnings per share from continuing operations of a 3 cent reduction in the fourth quarter and a 6 cent reduction in the twelve-month period ended September 30, 2006 relating to GeneOhm operations, which were acquired in February 2006.

(2)

Represents the effect on estimated diluted earnings per share from continuing operations related to proceeds received from insurance settlements regarding the Company’s previously owned latex glove business.

(3)

Represents the effect on estimated diluted earnings per share from continuing operations of the in-process research and development charge recorded in the second quarter of fiscal 2006 related to the GeneOhm acquisition.

(4)

Represents the effect on diluted earnings per share from continuing operations of the reversal of tax reserves in the first fiscal quarter of 2005 in connection with the conclusion of tax examinations in four non-U.S. jurisdictions.

(5)

Represents the effect on diluted earnings per share from continuing operations of tax-related events that caused the quarterly tax rate to vary from the then-expected effective tax rate for fiscal year 2005.

(6)

Included in diluted earnings per share from continuing operations for the fourth quarter of fiscal 2005 is 27 cents per diluted share substantially related to the impact on taxes of the planned repatriation of $1.3 billion of foreign earnings under the provisions of the American Jobs Creation Act.

As illustrated in Table 2, the Company estimates that diluted earnings per share from continuing operations will increase approximately 9 to 11 percent for the fourth fiscal quarter of 2006 over diluted earnings per share from continuing operations, excluding specified items, of 76 cents for the fourth fiscal quarter of 2005.

For the full fiscal year 2006, the Company estimates that diluted earnings per share from continuing operations, excluding specified items, are expected to be in the $3.26 to $3.27 range, representing an increase of approximately 13 to 14 percent over diluted earnings per share from continuing operations, excluding specified items, of $2.88 for the fiscal year 2005.

Conference Call Information

A conference call regarding BD’s third fiscal quarter results and its expectations for the fourth fiscal quarter and full fiscal year will be broadcast live on BD’s website, www.bd.com/investors, at 10:00 a.m. (ET) Friday, July 28, 2006. The conference call will be available for replay through the close of business on August 4, 2006 on BD’s website, www.bd.com/investors, or at 1-888-203-1112 (domestic) and 1-719-457-0820 (international), pass code 4856925.

This news release contains certain non-GAAP financial measures. A reconciliation of these and other measures to the comparable GAAP measures is included in this release and in the attached financial tables.

About BD

BD, a leading global medical technology company that makes and sells medical devices, instrumented systems and reagents, is dedicated to improving people’s health throughout the world. BD is focused on improving drug therapy, enhancing the quality and speed of diagnosing infectious diseases, and advancing research and discovery of new drugs and vaccines. The Company’s capabilities are instrumental in combating many of the world’s most pressing diseases. Founded in 1897 and headquartered in Franklin Lakes, New Jersey, BD employs more than 25,000 people in approximately 50 countries throughout the world. The Company serves healthcare institutions, life science researchers, clinical laboratories, industry and the general public. For more information, please visit www.bd.com.

***

This press release, including the section entitled “Fiscal 2006 Outlook for Fourth Quarter and Full Year,” contains certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s performance, including future revenues, earnings per share and income, or events or developments that BD expects to occur or anticipates occurring in the future. All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to forward-looking statements contained herein, factors that could cause actual results to vary materially from any forward-looking statement include, but are not limited to: competitive factors; pricing and market share pressures; changes in interest or foreign currency exchange rates; difficulties inherent in product development and delays in product introductions; changes in regional, national or foreign economic conditions; further increases in energy costs and their effect on, among other things, the cost of producing BD’s products; fluctuations in costs and availability of raw materials and in BD’s ability to maintain favorable supplier arrangements and relationships; uncertainties of litigation (as described in BD’s filings with the Securities and Exchange Commission); the effects of potential pandemic diseases; changes in healthcare or other governmental regulation; and issuance of new or revised accounting standards, as well as other factors discussed in this press release and in BD’s filings with the Securities and Exchange Commission. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

BECTON DICKINSON AND COMPANY
CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in thousands, except per-share data)

	Three Months Ended June 30,
	2006	2005	%Change

REVENUES	$1,483,698	$1,381,306	7.4

Cost of products sold	732,943	686,764	6.7
Selling and administrative	393,782	365,919	7.6
Research and development	77,967	67,003	16.4

TOTAL OPERATING COSTS AND EXPENSES	1,204,692	1,119,686	7.6

OPERATING INCOME	279,006	261,620	6.6

Interest expense	(15,425)	(13,695)	12.6
Interest income	12,146	10,134	19.9
Other expense, net	(2,386)	(984)	NM

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	273,341	257,075	6.3

Income tax provision	66,968	67,274	(0.5)

INCOME FROM CONTINUING OPERATIONS	206,373	189,801	8.7

LOSS FROM DISCONTINUED OPERATIONS NET OF INCOME TAX BENEFIT OF $91 IN 2005	—	(133)	NM

NET INCOME	$206,373	$189,668	8.8

EARNINGS PER SHARE

Basic:
Income from continuing operations	$0.84	$0.75	12.0
Loss from discontinued operations	$—	$—	—
Net income	$0.84	$0.75	12.0

Diluted:
Income from continuing operations	$0.81	$0.73	11.0
Loss from discontinued operations	$—	$—	—
Net income	$0.81	$0.73	11.0

AVERAGE SHARES OUTSTANDING

Basic	246,633	251,866
Diluted	255,070	260,099

NM - Not Meaningful

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
Three Months Ended June 30,
(Unaudited; Amounts in thousands, except per-share data)

	2005

	As Reported	Tax Rate Impact (1)	Excluding Items

Income taxes	67,274	(2,059)	65,215
effective tax rate	26.2%		25.4%

Income from continuing operations	189,801	2,059	191,860
as a % of revenues	13.7%		13.9%

Diluted earnings per share
Income from continuing operations	$0.73	$0.01	$0.74

(1)

Represents the effect on diluted earnings per share from continuing operations of tax-related events that caused the quarterly tax rate to vary from the then expected effective tax rate for fiscal year 2005.

BECTON DICKINSON AND COMPANY
CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in thousands, except per-share data)

	Nine Months Ended June 30,
	2006		2005	%Change

REVENUES	$4,347,076		$4,035,205	7.7

Cost of products sold	2,119,320		1,999,283	6.0
Selling and administrative	1,131,434		1,073,346	5.4
Research and development	276,391	(1)	195,074	41.7

TOTAL OPERATING COSTS AND EXPENSES	3,527,145		3,267,703	7.9

OPERATING INCOME	819,931		767,502	6.8

Interest expense	(51,990)		(41,066)	26.6
Interest income	43,808		23,827	83.9
Other expense, net	(3,999)		(6,087)	(34.3)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	807,750		744,176	8.5

Income tax provision	227,279		173,468	31.0

INCOME FROM CONTINUING OPERATIONS	580,471		570,708	1.7

(LOSS) INCOME FROM DISCONTINUED OPERATIONS NET OF INCOME TAX (BENEFIT) PROVISION OF $(1,330) AND $1,547, RESPECTIVELY	(2,170	) (2)	2,461	NM

NET INCOME	$578,301		$573,169	0.9

EARNINGS PER SHARE

Basic:
Income from continuing operations	$2.34		$2.26	3.5
(Loss) income from discontinued operations	$(0.01)		$0.01	NM
Net income (3)	$2.34		$2.27	3.1

Diluted:
Income from continuing operations	$2.26		$2.18	3.7
(Loss) income from discontinued operations	$(0.01)		$0.01	NM
Net income	$2.25		$2.19	2.7

AVERAGE SHARES OUTSTANDING

Basic	247,588		252,167
Diluted	256,500		261,897

NM - Not Meaningful

(1)	Includes the in-process research and development (“IPR&D”) charge related to the GeneOhm acquisition.

(2)	Represents certain adjustments relating to the divestiture of Clontech.

(3)	Total per share amounts may not add due to rounding.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
Nine Months Ended June 30,
(Unaudited; Amounts in thousands, except per-share data)

	2006

	As Reported	Insurance Settlement (1)	GeneOhm R&D (2)	Excluding Items

Selling and administrative	1,131,434	17,000	—	1,148,434
as a % of revenues	26.0%			26.4%

Research and development	276,391	—	(53,300)	223,091
as a % of revenues	6.4%			5.1%

Operating Income	819,931	(17,000)	53,300	856,231
as a % of revenues	18.9%			19.7%

Income taxes	227,279	(6,460)	—	220,819
effective tax rate	28.1%			26.2%

Income from continuing operations	580,471	(10,540)	53,300	623,231
as a % of revenues	13.4%			14.3%

Diluted earnings per share
Income from continuing operations	$2.26	$(0.04)	0.21	$2.43

(1)	Represents the effect in 2006 related to proceeds received from insurance settlements in connection with the Company’s previously owned latex glove business.

(2)	Represents the in-process research and development (“IPR&D”) charge related to the GeneOhm acquisiton.

	2005

	As Reported	Tax Examinations (3)	Tax Rate Impact (4)	Excluding Charges

Income taxes	173,468	11,265	4,181	188,914
effective tax rate	23.3%			25.4%

Income from continuing operations	570,708	(11,265)	(4,181)	555,262
as a % of revenues	14.1%			13.8%

Diluted earnings per share
Income from continuing operations	$2.18	$(0.04)	$(0.02)	$2.12

(3)	Relates to the reversal of tax reserves in the first quarter 2005 in connection with the conclusion of tax examinations in four non-U.S. jurisdictions.

(4)

Represents the effect on diluted earnings per share from continuing operations of tax-related events that caused the quarterly tax rate to vary from the then expected effective tax rate for fiscal year 2005.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY SEGMENT AND GEOGRAPHIC AREA
(Unaudited; Amounts in thousands)

	Three Months Ended June 30,
	2006	2005	% Change

BD MEDICAL
United States	$383,030	$338,238	13.2
International	445,439	431,980	3.1

TOTAL	$828,469	$770,218	7.6

BD DIAGNOSTICS
United States	$237,817	$218,536	8.8
International	198,596	192,207	3.3

TOTAL	$436,413	$410,743	6.2

BD BIOSCIENCES
United States	$98,158	$92,809	5.8
International	120,658	107,536	12.2

TOTAL	$218,816	$200,345	9.2

TOTAL REVENUES
United States	$719,005	$649,583	10.7
International	764,693	731,723	4.5

TOTAL	$1,483,698	$1,381,306	7.4

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY SEGMENT AND GEOGRAPHIC AREA
(Unaudited; Amounts in thousands)

	Nine Months Ended June 30,
	2006	2005	% Change

BD MEDICAL
United States	$1,122,928	$997,936	12.5
International	1,271,578	1,197,769	6.2

TOTAL	$2,394,506	$2,195,705	9.1

BD DIAGNOSTICS
United States	$699,818	$650,419	7.6
International	614,529	603,876	1.8

TOTAL	$1,314,347	$1,254,295	4.8

BD BIOSCIENCES
United States	$278,788	$255,453	9.1
International	359,435	329,752	9.0

TOTAL	$638,223	$585,205	9.1

TOTAL REVENUES
United States	$2,101,534	$1,903,808	10.4
International	2,245,542	2,131,397	5.4

TOTAL	$4,347,076	$4,035,205	7.7

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Three Months Ended June 30,
(Unaudited; Amounts in thousands)

	United States

	2006	2005	% Change

BD MEDICAL
Medical Surgical Systems	$230,123	$208,818	10.2
Diabetes Care	112,432	97,006	15.9
Pharmaceutical Systems	34,612	27,034	28.0
Ophthalmic Systems	5,863	5,380	9.0

TOTAL	$383,030	$338,238	13.2

BD DIAGNOSTICS
Preanalytical Systems	$131,909	$120,283	9.7
Diagnostic Systems	105,908	98,253	7.8

TOTAL	$237,817	$218,536	8.8

BD BIOSCIENCES
Discovery Labware	$31,276	$29,374	6.5
Immunocytometry Systems	47,027	43,908	7.1
Pharmingen	19,855	19,527	1.7

TOTAL	$98,158	$92,809	5.8

TOTAL UNITED STATES	$719,005	$649,583	10.7

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Three Months Ended June 30, (continued)
(Unaudited; Amounts in thousands)

	International

			% Change

	2006	2005	Reported	FX Neutral	FX Impact

BD MEDICAL
Medical Surgical Systems	$217,993	$211,676	3.0	2.5	0.5
Diabetes Care	77,660	74,309	4.5	5.3	(0.8)
Pharmaceutical Systems	139,468	136,003	2.5	5.8	(3.3)
Ophthalmic Systems	10,318	9,992	3.3	6.0	(2.7)

TOTAL	$445,439	$431,980	3.1	4.1	(1.0)

BD DIAGNOSTICS
Preanalytical Systems	$107,589	$102,543	4.9	5.7	(0.8)
Diagnostic Systems	91,007	89,664	1.5	3.1	(1.6)

TOTAL	$198,596	$192,207	3.3	4.5	(1.2)

BD BIOSCIENCES
Discovery Labware	$24,271	$23,716	2.3	4.6	(2.3)
Immunocytometry Systems	76,947	66,945	14.9	16.6	(1.7)
Pharmingen	19,440	16,875	15.2	17.7	(2.5)

TOTAL	$120,658	$107,536	12.2	14.1	(1.9)

TOTAL INTERNATIONAL	$764,693	$731,723	4.5	5.7	(1.2)

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Three Months Ended June 30, (continued)
(Unaudited; Amounts in thousands)

	Total

			% Change

	2006	2005	Reported	FX Neutral	FX Impact

BD MEDICAL
Medical Surgical Systems	$448,116	$420,494	6.6	6.3	0.3
Diabetes Care	190,092	171,315	11.0	11.3	(0.3)
Pharmaceutical Systems	174,080	163,037	6.8	9.5	(2.7)
Ophthalmic Systems	16,181	15,372	5.3	7.1	(1.8)

TOTAL	$828,469	$770,218	7.6	8.1	(0.5)

BD DIAGNOSTICS
Preanalytical Systems	$239,498	$222,826	7.5	7.8	(0.3)
Diagnostic Systems	196,915	187,917	4.8	5.5	(0.7)

TOTAL	$436,413	$410,743	6.2	6.8	(0.6)

BD BIOSCIENCES
Discovery Labware	$55,547	$53,090	4.6	5.6	(1.0)
Immunocytometry Systems	123,974	110,853	11.8	12.8	(1.0)
Pharmingen	39,295	36,402	7.9	9.1	(1.2)

TOTAL	$218,816	$200,345	9.2	10.3	(1.1)

TOTAL REVENUES	$1,483,698	$1,381,306	7.4	8.0	(0.6)

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Nine Months Ended June 30,
(Unaudited; Amounts in thousands)

	United States

	2006	2005	% Change

BD MEDICAL
Medical Surgical Systems	$672,438	$627,995	7.1
Diabetes Care	338,558	279,949	20.9
Pharmaceutical Systems	95,040	73,855	28.7
Ophthalmic Systems	16,892	16,137	4.7

TOTAL	$1,122,928	$997,936	12.5

BD DIAGNOSTICS
Preanalytical Systems	$380,110	$342,096	11.1
Diagnostic Systems	319,708	308,323	3.7

TOTAL	$699,818	$650,419	7.6

BD BIOSCIENCES
Discovery Labware	$87,738	$80,157	9.5
Immunocytometry Systems	133,691	119,653	11.7
Pharmingen	57,359	55,643	3.1

TOTAL	$278,788	$255,453	9.1

TOTAL UNITED STATES	$2,101,534	$1,903,808	10.4

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Nine Months Ended June 30, (continued)
(Unaudited; Amounts in thousands)

	International

			% Change

	2006	2005	Reported	FX Neutral	FX Impact

BD MEDICAL
Medical Surgical Systems	$628,421	$604,355	4.0	4.1	(0.1)
Diabetes Care	223,524	212,240	5.3	7.6	(2.3)
Pharmaceutical Systems	389,912	352,638	10.6	16.9	(6.3)
Ophthalmic Systems	29,721	28,536	4.2	9.0	(4.8)

TOTAL	$1,271,578	$1,197,769	6.2	8.6	(2.4)

BD DIAGNOSTICS
Preanalytical Systems	$308,413	$294,086	4.9	7.1	(2.2)
Diagnostic Systems	306,116	309,790	(1.2)	2.4	(3.6)

TOTAL	$614,529	$603,876	1.8	4.7	(2.9)

BD BIOSCIENCES
Discovery Labware	$72,247	$72,307	(0.1)	4.0	(4.1)
Immunocytometry Systems	226,709	205,060	10.6	14.4	(3.8)
Pharmingen	60,479	52,385	15.5	20.3	(4.8)

TOTAL	$359,435	$329,752	9.0	13.1	(4.1)

TOTAL INTERNATIONAL	$2,245,542	$2,131,397	5.4	8.2	(2.8)

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Nine Months Ended June 30, (continued)
(Unaudited; Amounts in thousands)

	Total

			% Change

	2006	2005	Reported	FX Neutral	FX Impact

BD MEDICAL
Medical Surgical Systems	$1,300,859	$1,232,350	5.6	5.6	—
Diabetes Care	562,082	492,189	14.2	15.2	(1.0)
Pharmaceutical Systems	484,952	426,493	13.7	18.9	(5.2)
Ophthalmic Systems	46,613	44,673	4.3	7.4	(3.1)

TOTAL	$2,394,506	$2,195,705	9.1	10.4	(1.3)

BD DIAGNOSTICS
Preanalytical Systems	$688,523	$636,182	8.2	9.3	(1.1)
Diagnostic Systems	625,824	618,113	1.2	3.0	(1.8)

TOTAL	$1,314,347	$1,254,295	4.8	6.2	(1.4)

BD BIOSCIENCES
Discovery Labware	$159,985	$152,464	4.9	6.9	(2.0)
Immunocytometry Systems	360,400	324,713	11.0	13.4	(2.4)
Pharmingen	117,838	108,028	9.1	11.4	(2.3)

TOTAL	$638,223	$585,205	9.1	11.3	(2.2)

TOTAL REVENUES	$4,347,076	$4,035,205	7.7	9.2	(1.5)